                                          GENERAL DISTRIBUTOR'S AGREEMENT

                                                      between

                                     OPPENHEIMER TREMONT OPPORTUNITY FUND, LLC

                                                        and

                                        OPPENHEIMERFUNDS DISTRIBUTOR, INC.

9149689.1                                                - 7 -

9149689.1

                                                     Date: ____________, 2001

OppenheimerFunds Distributor, Inc.
6803 South Tucson Way
Englewood, CO  80112

Dear Sirs:

                  Oppenheimer Tremont Opportunity Fund, LLC, a Delaware limited liability company (the "Fund"), is registered as a closed-end, non-diversified management investment company under the Investment Company Act of
1940, as amended (the "1940 Act"), and is registering $50,000,000 of its limited liability company interests
("Interests") under the Securities Act of 1933, as amended (the "1933 Act"), to be offered for sale in a public offering in accordance with the terms and conditions set forth in the Prospectus and Statement of Additional
Information (the "current Prospectus and/or SAI") included in the Fund's Registration Statement filed with the
Securities and Exchange Commission on Form N-2, as it may be amended from time to time.

                  In this connection, the Fund desires that your firm (the "General Distributor") act as General
Distributor for the sale and distribution of Interests which have been registered as described above and of any additional Interests which may become registered during the term of this Agreement.  You have advised the Fund that you are willing to act as the distributor of Interests, and it is accordingly agreed by and between us as follows:

1.       Appointment of the General Distributor.  The Fund hereby appoints you as the sole general distributor of
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Interests in connection with the aforesaid public offering of Interests, and the Fund further agrees from and after the date of this Agreement, that it will not, without your consent, sell or agree to sell any Interests otherwise than through you, except (a) the Fund may itself sell Interests without sales charges as an investment to the officers, trustees or directors and bona fide present and former full-time employees of the Fund, the
Fund's investment adviser and affiliates thereof, and to other investors who are identified in the current
Prospectus and/or SAI as having the privilege to buy Interests at the public offering price described in the
Prospectus; (b) the Fund may issue Interests in connection with a  merger, consolidation or acquisition of assets on such basis as may be authorized or permitted by the 1940 Act and the rules thereunder; and (c) the Fund may issue Interests in connection with  the reinvestment of distributions made by the Fund or of any other investment company if permitted by the current Prospectus and/or SAI.

2.       Sale of Interests.  You agree to serve as the general distributor of Interests in accordance with the
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terms of this Agreement, and to offer Interests to investors as agent of the Fund either directly or through broker-dealers which enter into selling agreements with you.  In connection with the offering of Interests, you further agree that:

(a)      You will use your best efforts to sell Interests, provided, however, that when requested by the Fund at any time because of market or other economic considerations or abnormal circumstances of any kind, or when agreed to by mutual consent between you and the Fund, you will suspend such efforts.  The Fund may also withdraw the offering of Interests at any time when required by the provisions of any statute, order, rule or regulation of any governmental body having jurisdiction.  It is understood that you do not undertake to sell all or any specific number or amount of Interests.

(b)      You will not make offers or sales of Interests except in the manner set forth in the Fund's Registration
Statement.  We have established procedures that are to be followed in connection with the offer and sale of
Interests and you agree not to make offers or sales of any Interests and agree to require all broker-dealers that enter into selling agreements with you not to make any such offers or sales except in compliance with such procedures.  In this regard, you agree that:

(i)      No sale of Interests to any one investor will be for less than the minimum amount as may be specified in the Prospectus or as the Fund shall advise you.

(ii)     No offer or sale of Interests will be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where Interests have not been registered or qualified for offer and sale under applicable state securities laws unless Interests are exempt from the registration or qualification requirements of such laws.

(iii)    Sales of Interests will be made only to "qualified clients" as that term is defined by Rule 205-3 under the Investment Advisers Act of 1940, as amended.

(c)      You will furnish to prospective investors only such information concerning the Fund and the offering of
Interests as may be contained in the Prospectus and/or SAI or any written supplements thereto, and such other materials as you have prepared and which comply with applicable laws and regulations.  For purposes of the offering of Interests, the Fund will furnish to you [at your expense] copies of the Prospectus (or prior to the effective date of the Fund's registration under the 1933 Act, copies of the preliminary prospectus) and the SAI which shall be furnished by you to prospective investors as required by applicable law and regulations.
Additional copies of the Prospectus and the SAI will be furnished in such numbers as you may reasonably request for purposes of the offering.

(d)      The closing of the initial offering of Interests will occur on such date as we shall agree.  Thereafter,
Interests shall be offered and made available for purchase on a monthly basis as described in the Prospectus and/or SAI or on such other basis as may be determined by the Fund.

3.       Sales Charge.  Interests shall be sold by you at the public offering price described in the Prospectus,
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including a front-end sales charge not in excess of 2.5% of the offering price, but which front-end sales charge shall be reduced or eliminated for larger sales and under other circumstances or with respect to certain types of investors, in each case on the basis set forth in the current Prospectus and/or SAI.  You may re-allow all or any portion of the front-end sales charge to broker-dealers as you may determine, and you (or one of your affiliates)
may make payments of such additional selling compensation to broker-dealers through which sales are made, as you may determine, from your own resources (such dealers and brokers shall collectively include all domestic or foreign institutions eligible to offer and sell the Interests).

4.       Purchase of Interests.
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(a)      As General Distributor, you shall have the right to accept or reject orders for the purchase of
Interests at your discretion.  Any consideration that you may receive in connection with a rejected purchase order must be returned promptly.

(b)      You agree promptly to issue, or to cause the duly appointed investor servicing agent of the Fund to issue as your agent, confirmations of all accepted purchase orders and to transmit a copy of such confirmations to the Fund.  The full subscription amounts payable in connection with each order for the purchase of Interests by an investor shall be transmitted by you or by the selling dealer to the Fund's escrow agent, including applicable sales charges, within the periods specified in the Current Prospectus and/or SAI.

5.       1933 Act Registration.  The Fund agrees that it will use its best efforts to maintain the effectiveness
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of the Registration Statement under the 1933 Act.  The Fund further agrees to prepare and file any amendments to the Registration Statement as may be necessary and any supplemental data in order to comply with the 1933 Act.

6.       1940 Act Registration.  The Fund is registered under the 1940 Act as a closed-end management investment
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company, and will use its best efforts to maintain such registration and to comply with the requirements of the
1940 Act.

7.       State Blue Sky Qualification.  At your request, the Fund will take such steps as may be necessary and
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feasible to qualify Interests for sale in states, territories or dependencies of the United States, the District of Columbia, and the Commonwealth of Puerto Rico, in accordance with the laws thereof, and to renew or extend any such qualification; provided, however, that the Fund shall not be required to qualify Interests or to maintain the qualification of Interests in any jurisdiction where it shall deem such qualification disadvantageous to the
Fund.

8.       Duties of General Distributor.  You agree that:
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(a)      You shall furnish to the Fund any pertinent information required to be inserted with respect to you as
General Distributor within the purview of the Securities Act of 1933 in any reports or registrations required to be filed with any governmental authority;

(b)      You will not make any representations inconsistent with the information contained in the current
Prospectus and/or SAI;

(c)      You shall maintain such records as may be reasonably required for the Fund or its investor servicing agent to respond to member requests or complaints, and to permit the Fund to maintain proper accounting records, and you shall make such records available to the Fund and its investor servicing agent upon request; and

(d)      In performing your duties under this Agreement, you shall comply with all requirements of the Fund's current Prospectus and/or SAI and all applicable laws, rules and regulations with respect to the purchase, sale and distribution of Interests.

9.       Allocation of Costs.  [The Fund shall pay the cost of composition and printing of sufficient copies of
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its Prospectus and SAI as shall be required for periodic distribution to its members and the expense of registering Interests for sale under federal securities laws and for qualifying such Interests under state blue sky laws pursuant to paragraph 7.  You shall pay the expenses normally attributable to the sale of Interests, other than those to be paid by the Fund, including the cost of printing and mailing of the Prospectus (other than those furnished to existing investors) and any sales literature used by you in the public sale of Interests.]

10.      Indemnification and Contribution.
-----------------------------------------

                  The Fund agrees to the indemnification provisions attached hereto as Appendix A, which are incorporated herein by reference.

11.      Duration.  This Agreement will take effect on the date first set forth above.  Unless earlier terminated
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pursuant to paragraph 11 hereof, this Agreement shall remain in effect for a period of two (2) years from such date and thereafter from year to year, so long as such continuance shall be approved at least annually by the
Board, including the vote of the majority of the Managers who are not parties to this Agreement or "interested persons" (as defined by the 1940 Act and the rules thereunder) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

12.      Termination.  This Agreement may be terminated (i) by the General Distributor at any time without
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penalty upon sixty days' written notice to the Fund (which notice may be waived by the Fund); or (ii) by the Fund at any time without penalty upon sixty days' written notice to the General Distributor (which notice may be waived by the General Distributor).

13.      Amendment and Assignment.  Any amendment to this Agreement shall be in writing and shall be subject to
---------------------------------
the approval of the Board, including the vote of a majority of the Managers who are not "interested persons," as defined by the 1940 Act and the rules thereunder, of the Fund or the General Distributor.  This Agreement shall automatically and immediately terminate in the event of its "assignment," as defined by the 1940 Act and the rules thereunder.

14.      Disclaimer of Manager and Member Liability.  The General Distributor understands and agrees that the
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obligations of the Fund under this Agreement are not binding upon any Manager or member of the Fund personally, but bind only the Fund and the Fund's property; the General Distributor represents that it has notice of the provisions of the Limited Liability Company Agreement of the Fund disclaiming Manager and member liability for acts or obligations of the Fund.

15.      Section Headings.  The headings for each section are for descriptive purposes only, and such headings
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are not to be construed or interpreted as part of this Agreement.

                  If the foregoing is in accordance with your understanding, so indicate by signing in the space provided below.

                                                     Oppenheimer Tremont Opportunity Fund, LLC

                                                     By:  _________________________________
                                                            Name:
                                                            Title:
Accepted:

OppenheimerFunds Distributor, Inc.

By:  _______________________________________
       Name:
       Title:

                                                                                                         APPENDIX A

                  In connection with the engagement of OppenheimerFunds Distributor, Inc. ("Distributor") to
advise and assist the Fund (referred to herein as "we", "our" or "us") with the matters set forth in this
Agreement, we hereby agree to indemnify and hold harmless Distributor, its affiliated companies, and each of
Distributor's and such affiliated companies' respective officers, directors, agents, employees and controlling persons (within the meaning of each of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the
Securities Act of 1933) (each of the foregoing, including Distributor, being hereinafter referred to as an
"Indemnified Person") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel), actions (including actions brought by us or our equity holders or derivative actions brought by any person claiming through us or in our name), proceedings, arbitrations or investigations (whether formal or informal), or threats thereof (all of the foregoing being hereinafter referred to as "Liabilities"), based upon, relating to or arising out of such engagement or any Indemnified Person's role therein; provided, however, that we shall not be liable under this
                                                     --------  -------
paragraph: (a) for any amount paid in settlement of claims without our consent, unless our consent is unreasonably withheld, or (b) to the extent that it is finally judicially determined, or expressly stated in an arbitration award, that such Liabilities resulted primarily from the willful misconduct or gross negligence of the Indemnified Person seeking indemnification.  If multiple claims are brought against any Indemnified Person in an arbitration or other proceeding and at least one such claim is based upon, relates to or arises out of the engagement of Distributor by us or any Indemnified Person's role therein, we agree that any award, judgment and other Liabilities resulting therefrom shall be deemed conclusively to be based on, relate to or arise out of the engagement of Distributor by us or any Indemnified Person's role therein, except to the extent that such award or judgment expressly states that the award or judgment, or any portion thereof, is based solely upon, relates to or arises out of other matters for which indemnification is not available hereunder.  In connection with our obligation to indemnify for expenses as set forth above, we further agree to reimburse each Indemnified Person for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Person; provided, however, that if an Indemnified Person is reimbursed hereunder for any expenses, the amount so paid shall be refunded if and to the extent it is finally judicially determined, or expressly stated in an arbitration award, that the Liabilities in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Person.  We hereby also agree that neither Distributor nor any other Indemnified Person shall have any liability to us (or anyone claiming through us or in our name) in connection with Distributor's engagement by us except to the extent that such Indemnified Person has engaged in willful misconduct or been grossly negligent.

                  Promptly after Distributor receives notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, Distributor will notify us thereof; but the omission so to notify us shall not relieve us from any obligation hereunder unless, and only to the extent that, such omission results in our forfeiture of substantive rights or defenses.  If any such action or other proceeding shall be brought against any Indemnified Person, we shall, upon written notice given reasonably promptly following your notice to us of such action or proceeding, be entitled to assume the defense thereof at our expense with counsel chosen by us and reasonably satisfactory to such Indemnified Person;
provided, however, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense.  Notwithstanding the foregoing, such Indemnified Person shall have the right to employ separate counsel at our expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (i) there are or may be legal defenses available to such Indemnified
Person or to other Indemnified Persons that are different from or additional to those available to us, or (ii) a difference of position or potential difference of position exists between us and such Indemnified Person that would make such separate representation advisable; provided, however, that in no event shall we be required to pay fees and expenses under this indemnity for more than one firm of attorneys (in addition to local counsel) in any jurisdiction in any one legal action or group of related legal actions.  We agree that we will not, without the prior written consent of Distributor, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by Distributor's engagement (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise or consent includes an unconditional release of Distributor and each other Indemnified Person from all liability arising or that may arise out of such claim, action or proceeding.

                  If the indemnification of an Indemnified Person provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unenforceable, then we agree, in lieu of indemnifying such
Indemnified Person, to contribute to the amount paid or payable by such Indemnified Person as a result of such
Liabilities in such proportion as is appropriate to reflect the "relative benefits received or sought to be received by us on the one hand and by Distributor on the other" (as defined in the last sentence of this paragraph).  If the allocation provided in the preceding sentence is not permitted by applicable law, then we agree to contribute to the amount paid or payable by such Indemnified Person as a result of such Liabilities in such proportion as is appropriate to reflect not only the relative benefits referred to in such preceding sentence but also the relative fault of us and of such Indemnified Person.

                  The rights accorded to Indemnified Persons hereunder shall be in addition to any rights that any Indemnified Person may have at common law, by separate agreement or otherwise.  If there is more than one indemnitor hereunder, each indemnifying person agrees that its liabilities hereunder shall be joint and several.
Each Indemnified Person is an intended beneficiary hereunder.